FLORIDA GAMING CORPORATION

               REGULATION D SUBSCRIPTION AGREEMENT

Florida Gaming Corporation
1750 Kings Highway
Fort Pierce, Florida  34945-3099
Attn.:  Mr. W. Bennett Collett

Gentlemen:

          1. Application. The undersigned, intending to be legally bound, hereby subscribes for __ shares (the "Shares") of Series D 8% Cumulative Convertible Preferred Stock (the "Series D Preferred Stock") of Florida Gaming Corporation, a Delaware corporation (the "Company"), at a purchase price of $1,000 per Share. The undersigned understands that this subscription may be accepted or rejected in whole or in part by the Company in its sole discretion and that this subscription is and shall be irrevocable unless the Company for any reason rejects this subscription.

          2.   Escrow of Funds; Closing.

               (a) Until the sale of a minimum of an aggregate of 450 shares of Series D Preferred Stock of the Company (the "Minimum Amount"), subscription proceeds will be deposited in a non-interest bearing escrow account (the "Escrow Account") with Piper & Marbury L.L.P., as escrow agent (the "Escrow Agent"), for the benefit of the undersigned. All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an Escrow Agreement among the Company, First Capital Partners, Inc., as agent for the subscribers (the "Agent"), and the Escrow Agent. By executing this Subscription Agreement, the undersigned is agreeing to the appointment of First Capital Partners, Inc. as its agent for the Escrow Account. The Company will pay all fees related to the establishment and maintenance of the Escrow Account. Subject to the receipt of such subscriptions for the Minimum Amount, the Company will either accept or reject this Subscription Agreement in a timely fashion. The Company will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions.

               (b) If subscriptions for at least the Minimum Amount have been accepted prior to December 31, 1996 (the "Minimum Amount Closing Date"), the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, a closing shall be held on or before the Minimum Amount Closing Date (the "Minimum Amount Closing"). Thereafter, additional closings (together with the Minimum Amount Closing and the Final Closing, "Closings") may from time to time be conducted at times mutually agreeable with respect to additional shares of Series D Preferred Stock subscribed for with the final Closing ("Final Closing") to occur within 10 days after January 10, 1997 (the "Termination Date"). Notwithstanding the foregoing, if the Minimum Amount has not been subscribed for and accepted as of the Minimum Amount Closing Date, the Company may agree to extend the Minimum Amount Closing Date to a date not later than the Termination Date.

               (c) If subscriptions for the Minimum Amount have not been received and accepted by the Company by the Minimum Amount Closing Date or if such subscriptions have been received and accepted by the Company by the Minimum Amount Closing Date but all funds for the Minimum Amount have not been collected by the Escrow Agent by such date, the offering contemplated by this Subscription Agreement will be terminated and the Escrow Agent will cause all monies received from subscribers for the Shares to be promptly returned to such subscribers without interest, penalty, expense or deduction.

          3.   Representations and Warranties of the Subscriber.
The undersigned represents and warrants to the Company as follows:

               (a) The undersigned, in making the decision to purchase the Shares subscribed for, has relied upon independent investigations made by him or it and his or its representatives, if any. The undersigned has relied solely on the information contained in the Company's offering materials dated November 26, 1996, as supplemented by Supplement No. 1 dated December 27, 1996 (together, the "Memorandum") relating to the offering of a minimum of an aggregate of 1,000 shares and a maximum of an aggregate of 3,000 shares of Series D Preferred Stock and/or shares of Series C 8% Cumulative Convertible Preferred Stock (the Series C Preferred Stock") of the Company (the Offerings"), receipt of which is hereby acknowledged; no oral representations have been made or oral information furnished to the undersigned in connection with the purchase of the Shares which were in any way inconsistent with the Memorandum; and the undersigned and/or its advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Shares.

               (b) The undersigned has been supplied with or has sufficient access to all information, including financial statements and other financial information of the Company, and has been afforded with an opportunity to ask questions of and receive answers from an officer of the Company concerning information to which a reasonable investor would attach significance in making investment decisions, so that as a reasonable investor the undersigned has been able to make the undersigned's decision to purchase the Shares.

               (c) The undersigned is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the undersigned in connection with investments in securities generally.

               (d) As applicable, the undersigned has reached the age of majority in the state in which the undersigned resides, has adequate means of providing for the undersigned's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares and the shares of Common Stock issuable upon conversion of the Shares (the Conversion Shares") for an indefinite period of time, has no need for liquidity in such investment, has made commitments to investments that are not readily marketable which are reasonable in relation to the undersigned's net worth and, at the present time, could afford a complete loss of such investment.

               (e)  The undersigned has such knowledge and
     experience in financial, tax and business matters so as to enable him to utilize the information made available to the undersigned in connection with the offering of the Shares to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

               (f) The undersigned acknowledges that the purchase of the Shares involves a high degree of risk and further acknowledges that he or it can bear the economic risk of the purchase of the Shares, including the total loss of his or its investment. The undersigned is not relying on the Company with respect to the tax and other economic considerations of an investment in the Shares, and the undersigned has relied on the advice of, or has consulted with, only the undersigned's own advisor(s).

               (g) The undersigned has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company and, if the undersigned is a corporation, partnership, trust or other entity, is authorized and otherwise duly qualified to purchase and hold the Shares and to enter into this Subscription Agreement.

               (h) The undersigned will not sell or otherwise transfer the Shares or the shares of Common Stock issuable upon conversion of the Shares without registration under the Securities Act of 1933, as amended (the "Securities Act") or an exemption therefrom and fully understands and agrees that the undersigned must bear the economic risk of the undersigned's purchase for an indefinite period of time because, among other reasons, the Shares and the Conversion Shares have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the securities are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless an exemption from such registration is available in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for the Company. The undersigned is purchasing the Shares and the Conversion Shares for the undersigned's own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act. The undersigned is aware that an exemption from the registration requirements of the Securities Act pursuant to Rule 144 promulgated thereunder is not presently available; that, except as contemplated by section 6 hereof, the Company has no obligation to make available an exemption from the registration requirements pursuant to such Rule 144 or any successor rule for resale of the Shares and the Conversion Shares; and that even if an exemption under Rule 144 were available, Rule 144 permits only routine sales of securities in limited amounts in accordance with the terms and conditions of such Rule 144.

               (i) The undersigned agrees to the placement of a legend on any certificate or other document evidencing the Shares or the Conversion Shares stating that they have not been registered under the Securities Act (and a stop transfer order may be placed with respect thereto).

               (j) Neither the undersigned nor any of his or its affiliates or agents will, directly or indirectly, maintain any short position in the Conversion Shares or any other securities of the Company for so long as any of the Shares owned by the undersigned have not been converted into Conversion Shares; provided, however, that the undersigned may maintain a short position with respect to the Conversion Shares provided that such short position is covered by conversion of the Shares within three (3) business days.

               (k) The undersigned understands and acknowledges that Florida law prohibits any person or entity from acquiring a 5% or greater equity interest in a pari-mutuel operator and exercising control with respect to those shares until such person has received the approval of the Florida Department of Business and Professional Regulation, Division of Pari-Mutuel Wagering, and therefore that the acquisition of 5% or more of the Company's Common Stock upon the conversion of Shares would require such approval.

               (l) The undersigned understands that the Shares are being offered and sold to him or it in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the undersigned set forth herein in order to determine the applicability of such exemptions and the suitability of the undersigned to acquire the Shares. The representations, warranties and agreements contained herein are true and correct as of the date hereof and may be relied upon by the Company, and the undersigned will notify the Company immediately of any adverse change in any such representations and warranties which may occur prior to the acceptance of the subscription and will promptly send the Company written confirmation thereof. The representations, warranties and agreements of the undersigned contained herein shall survive the execution and delivery of this Subscription Agreement and the purchase of the Shares.


          4. Accredited Investor Status. The undersigned further represents and warrants as indicated below by the undersigned's initials:

               (a) Individual Investors: (Initial one or more of the following three statements)

                    (i)  ____  I certify that I am an accredited
          investor because I have had individual income (exclusive of any income earned by my spouse) of more than $200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of $200,000 for the current year.

                    (ii) ____ I certify that I am an accredited investor because I have had joint income with my spouse in excess of $300,000 in each of the two most recent years and I reasonably expect to have joint income with my spouse in excess of $300,000 for the current year.

                    (iii)     ____  I certify that I am an
          accredited investor because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000.

               (b) Partnerships, corporations, trusts or other entities: (Initial one of the following statements)

                    (i) The undersigned hereby certifies that it is an accredited investor because it is:

          ________       (A)  an employee benefit plan whose total
                              assets exceed $5,000,000;

          ________       (B)  an employee benefit plan whose
                              investment decisions are made by a
                              plan fiduciary which is either a
                              bank, savings and loan association
                              or an insurance company (as defined
                              in Section 3(a) of the Securities
                              Act) or an investment adviser
                              registered as such under the
                              Investment Advisers Acts of 1940;

          ________       (C)  a self-directed employee benefit
                              plan, including an Individual
                              Retirement Account, with investment
                              decisions made solely by persons
                              that are accredited investors;

          ________       (D)  an organization described in Section
                              501(c)(3) of the Internal Revenue
                              Code of 1986, as amended (the
                              "IRS"), not formed for the specific
                              purpose of acquiring the Shares with
                              total assets in excess of
                              $5,000,000;

          ________       (E)  any corporation, partnership or
                              Massachusetts or similar business
                              trust, not formed for the specific
                              purpose of acquiring the Shares,
                              with total assets in excess of
                              $5,000,000; or

          ________       (F)  a trust with total assets in excess
                              of $5,000,000, not formed for the
                              specific purpose of acquiring the
                              Shares, whose purchase is directed
                              by a person who has such knowledge
                              and experience in financial and
                              business matters that he is capable
                              of evaluating the merits and risks
                              of an investment in the Shares.

          ________  (ii) The undersigned hereby certifies that it
                         is an accredited investor because it is
                         an entity in which each of the equity
                         owners qualifies as an accredited
                         investor under items (a)(i), (ii) or
                         (iii) or item (b)(i) above.

          5. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the undersigned as follows:

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in the State of Florida and in each other jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries. The Company is not the subject of any pending or threatened material investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction or the SEC which have not been disclosed in the reports referred to in Section 5(b) below.

               (b) The Company has previously furnished to the undersigned copies of the Company's (i) Annual Report on Form 10-KSB for the year ended December 31, 1995, (ii) Quarterly Report on Form 10-KSB for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, (iii) Current Reports on Form 8-K dated February 13, 1996, October 9, 1996, September 12, 1996 and November 25, 1996 and (iv) 1995 Annual Report and Proxy Statement dated September 4, 1996 (the
      Periodic Reports") made pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All of such Periodic Reports complied as to form with the provisions of the Securities Act and the Exchange Act and none of such reports contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not false or misleading. Since September 30, 1996, there have been no material adverse changes in the Company's financial condition or business which have not been disclosed to the undersigned in writing.

               (c)  All corporate action on the part of the
     Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Subscription Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Shares and the Conversion Shares have been taken, and this Subscription Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except to the extent adjustments to the conversion price of the shares of Series D Preferred Stock and other shares of the Company s convertible preferred stock would result in the issuance of a number of shares of Common Stock in excess of the Company s authorized number of shares of Common Stock.

               (d)  As of November 26, 1996, the Company is
     authorized to issue (i) 15,000,000 shares of Common Stock, of which 4,304,491 shares are issued and outstanding on the date hereof; (ii) 1,200,000 shares of Class A Redeemable Preferred Stock, of which 34,435 shares are issued and outstanding; and
     (iii) 500,000 shares of Series Preference Stock, of which 5,000 shares have been designated Series B Preferred Stock and of which 2,202.5 shares of Series B Preferred Stock are issued and outstanding. As of November 26, 1996, the Company has reserved for issuance 3,166,574 shares pursuant to the exercise of options and the issuance of shares of Common Stock upon conversion of preferred shares. Except for the foregoing and in connection with the Offerings, there are no other convertible securities, options, warrants, subscriptions, calls or other rights or agreements, arrangements or commitments obligating the Company to issue, transfer or sell any securities of the Company, outstanding or authorized stock appreciation, phantom stock or other similar rights with respect to the Company or any commitments to issue any of the same. To the best of the Company's knowledge, none of such issued and outstanding shares of the Company's capital stock or options is the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof.

               (e) The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be validly issued, fully paid and nonassessable and, based in part upon the accuracy of the representations of the undersigned in this Subscription Agreement, will be issued in compliance with all applicable United States federal and state securities laws. The Conversion Shares when issued in accordance with the terms of the Certificate of Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series D 8% Cumulative Convertible Preferred Stock (the Certificate of Designation") shall be duly and validly issued and outstanding, fully paid and nonassessable, and based in part on the accuracy of the representations and warranties of the undersigned and any transferee of the Shares, will be issued in compliance with all applicable United States federal and state securities laws.

               (f) Except as limited by the provisions of the Florida Department of Business and Professional Regulation, Division of Pari-Mutuel Wagering with respect to the holding of 5% or more of the Company's Common Stock, the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby, including the issuance of the Shares and the Conversion Shares, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws of the Company, or any indenture, mortgage, deed of trust or other material instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets.

               (g) As of the date hereof, the conduct of the business of the Company complies in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto. The Company has not received notice of any alleged violation of any statute, law, regulation, ordinance, rule, judgment, order or decree from any governmental authority. The Company shall comply with all applicable securities laws with respect to the sale of the Shares and the Conversion Shares, including but not limited to the filing of all reports required to be filed in connection therewith with the SEC or any stock exchange or the NASDAQ Stock Market or any other regulatory authority.

               (h) Except as disclosed in the Periodic Reports, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its properties, which could reasonably be expected to result in any material adverse change in the business, financial condition or results of operations of the Company, or which could reasonably be expected to materially and adversely affect the properties or assets of the Company.

               (i) There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the undersigned that (i) could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company, or which could reasonably be expected to materially and adversely affect the properties or assets of the Company or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Subscription Agreement and the issuance of the Shares and the Conversion Shares hereunder or pursuant hereto in good faith and pursuant to appropriate proceedings.

               (j) The Company shall, until at least the second anniversary of the Closing, maintain its corporate existence in good standing, and shall pay all its taxes when due except for taxes which the Company disputes.

               (k)  For so long as any shares of Shares or
     Conversion Shares held by the undersigned remain outstanding:

                    (i)  the Company will reserve from its
          authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the issuance of all of the shares of Common Stock upon conversion of the Shares; and

                    (ii) the Company will utilize its reasonable best efforts, and take all steps within its control necessary, to maintain the listing of its Common Stock on the NASDAQ Stock Market or other national securities exchange.

               (l) The Company undertakes and agrees to make all necessary filings in connection with the sale of the Shares as required by the laws and regulations of all appropriate jurisdictions.

               (m) The Company shall consult with its legal counsel regarding its Exchange Act filing requirements including, but not limited to, the obligation of the Company to file Form 8-K in connection with the offering of the Shares, and will timely make any and all necessary filings.

     6.   Registration.

               (a) Definitions. The following definitions shall apply with respect to a registration (a "Registration") pursuant to this section 6:

                    (i) The term "Public Offering" shall mean an underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act covering the offer and sale of equity securities of such entity to the public.

                    (ii) The term "Registrable Shares" shall mean the Common Stock of the Company issued upon conversion of the shares of Series D Preferred Stock, including the Conversion Shares issued and outstanding, from time to time. Registrable Shares shall cease to be Registrable Shares when they may be sold under Rule 144(k) and all requisite steps have been taken to remove any legends or restrictions on transfer with respect to such Registrable Shares.

                    (iii)     The term "Registration Statement"
          shall mean any registration statement of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the prospectus included therein, any amendment or supplement thereof, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

               (b)  Agreement to Register.

                    (i) Within thirty (30) days after the Minimum Amount Closing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of the Registrable Shares and use its best efforts to cause such Registration Statement to become effective within 90 days from the Minimum Amount Closing.

                    (ii) If the holders of Registrable Shares desire to distribute the Registrable Shares by means of an underwriting they shall so advise the Company and shall select an underwriter reasonably acceptable to the Company. The Company and all holders of Registrable Shares proposing to distribute their Registrable Shares through such underwriter shall enter into an underwriting agreement in customary form with the underwriter selected for such underwriting by the Company. The Company shall not be required to effect more than two underwritten offerings of Registrable Shares. The Company shall pay all expenses, other than underwriters' discounts and commissions and fees and disbursements of experts and counsel retained by the undersigned, relating to an underwriting of the Registrable Shares covered by the first request, and the holder(s) of the Registrable Shares requesting an underwriting shall pay all reasonable registration expenses arising from the second such underwriting.

               (c) Provisions Applicable to Registration. The following provisions shall apply, as applicable, in connection with the undersigned's Registrable Shares to be included in the Registration Statement pursuant to this section 6:

                    (i) the undersigned, if reasonably requested by the Company or by the underwriter with respect to any Public Offering, shall agree not to sell, make any short sale of, loan, grant any options for the purchase of, or otherwise dispose of any Registrable Shares (other than those included in the Registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days), from the effective date of such Registration Statement, or the commencement of the offering, as applicable, as may be requested by the underwriters, provided that all other holders of the class of securities being registered pursuant to the Registration shall make the same agreements as those made by the undersigned under this section (c)(i);

                    (ii) the undersigned shall promptly provide the Company with such non-confidential and non-proprietary information as it shall reasonably request and that is available to the undersigned in order to prepare the Registration Statement;

                    (iii)     subject to section 6(b)(ii), all
          reasonable and necessary expenses in connection with the preparation of the Registration Statement, including, without limitation, any and all legal, accounting and filing fees, but not including fees and disbursements of experts and counsel retained by the undersigned or underwriting discounts and commissions to be paid by the undersigned, shall be borne by the Company;

                    (iv) the Company shall use its best efforts to effect such Registration permitting the sale of such Registrable Shares in accordance with this section (c), and pursuant thereto, the Company shall as expeditiously as possible:

                         (1)  prepare and file with the SEC a
               Registration Statement relating to the applicable Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Shares in accordance with the intended method or methods of distribution thereof and use its best efforts to cause such Registration Statement to become effective and keep such Registration Statement effective in accordance with section (c)(iv)(2) below;

                         (2)  prepare and file with the SEC such
               amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration effective until all such Registrable Shares are sold; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof as set forth in such Registration Statement or supplement to the prospectus; provided, however that the Company may, from time to time, request that the holders of the Registrable Shares immediately discontinue the disposition of the Registrable Shares if the Company determines, in the good faith exercise of its reasonable business judgment, that the offering and disposition of the Registrable Shares could materially interfere with bona fide financing, acquisition or other material business plans of the Company or would require disclosure of non-public information, the premature disclosure of which could materially and adversely affect the Company (it being acknowledged that the Company is not required to disclose in such request any such transaction, plan or non-public information), so long as the Company promptly after the disclosure of such transaction, plan or non-public information complies with this section (c)(iv)(2);

                         (3)  notify the undersigned and the
               underwriter, if any, promptly, and (if requested by any such person) confirm such advice in writing,
               (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceedings for such purpose and (E) subject to the proviso below, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, subject to section (c)(iv)(2) above, at the request of any such person, prepare and furnish to such person a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided, however, the Company need not disclose the event if it otherwise has not disclosed such event to the public;

                         (4)  if requested by the underwriter or
               the undersigned, promptly incorporate in a prospectus supplement or post-effective amendment such information as the underwriter and the undersigned agree should be included therein relating to the plan of distribution with respect to such Registrable Shares, including, without limitation, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering; and make all required filings of such prospectus supplements or post-effective amendments as soon as notified of the matters to be incorporated in such prospectus supplements or post-effective amendments;

                         (5)  deliver to the undersigned and the
               underwriters, if any, without charge, as many copies of the prospectus (including each preliminary prospectus) in conformity with the requirement of the Securities Act and any amendments or supplements thereto as such persons may reasonably request and such other documents as they may reasonably request to facilitate the prior sale or other disposition of such Registrable Shares;

                         (6)  prior to any Public Offering of
               Registrable Shares, register or qualify or cooperate with the undersigned, or the underwriters, if any, in connection with the registration or qualification of such Registrable Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the undersigned or underwriters, if any, reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Shares covered by the Registration Statement; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or would subject the Company to any tax in any such jurisdiction where it is not then so subject; and

                         (7)  with a view to making available the
               benefits of certain rules and regulations of the SEC which may at any time permit the sale of Registrable Shares to the public without registration, during such time as a public market exists for its equity securities, the Company agrees to:

                              a)   make and keep public
               information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its equity securities to the general public;

                              b)   use its best efforts to file
               with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                              c)   furnish to the undersigned
               forthwith upon the undersigned's request a written statement by the Company as to the Company's compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as the undersigned may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such securities without registration;

                    (v)  Notwithstanding the provisions of this
          section 6 to the contrary, the Company:

                         (1)  may require the undersigned to
               furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing; and

                         (2)  may require the undersigned to
               covenant that the undersigned has not taken, and will not take, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, under the Exchange Act or otherwise, or which has caused or resulted in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Registrable Shares; and

                    (vi) the undersigned agrees by acquisition of such Registrable Shares that, upon receipt of the request referred to in the proviso of Section (c)(iv)(2) or of any notice from the Company of the happening of any event of the kind described in section (c)(iv)(3) hereof (other than as provided in section (c)(iv)(3)(A) hereof), the undersigned shall forthwith discontinue disposition of Registrable Shares until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental documents or filings that are incorporated by reference in the prospectus, and, if so directed by the Company, the undersigned shall deliver to the Company (at the Company's expense) all copies other than permanent file copies then in the undersigned's possession, of the prospectus covering such Registrable Shares current prior to the time of receipt of such notice.

               (d) Lock-Up. Notwithstanding the effectiveness of the Registration Statement covering the Registrable Shares, the undersigned shall not, directly or indirectly, offer or sell any Conversion Shares before the earlier of (i) March 13, 1997 (provided that such offer or sale is made in compliance with an applicable exemption under the Securities Act, including without limitation, Rule 144A in the event that the Registration Statement has not then become effective) or (ii) the date the Registration Statement becomes effective. Thereafter, the undersigned shall not offer or sell more than the following percentage of the Conversion Shares (based upon the number of Shares initially owned by the undersigned) during the following periods after the Final Closing:

          Days after Final Closing            Percentage of Conversion
                                                       Shares

      March 13, 1997 - April 12, 1997                   33%
       April 13, 1997 - May 12, 1997                    67%
        May 13, 1997 and thereafter                    100%


     By way of example, if the undersigned were to subscribe for 3,000 shares of Series D Preferred Stock, during the period between March 13, 1997 and April 12, 1997, the undersigned could sell such number of shares of Common Stock as are issuable upon the conversion of an aggregate of 1,000 shares of Series D Preferred Stock; during the period between April 13, 1997 and May 12, 1997, the undersigned could sell such number of shares of Common Stock as are issuable upon the conversion of an aggregate of 2,000 shares of Series D Preferred Stock; and on May 13, 1997 and thereafter, the undersigned could sell all of the shares of Common Stock as are issuable upon the conversion of an aggregate of 3,000 shares of Series D Preferred Stock.

     The foregoing agreement shall survive the transfer of the Shares or the Conversion Shares.

               (e)  Indemnification.

                    (i)  In the event of a Registration or
          qualification of any Registrable Shares under the Securities Act pursuant to the provisions of this section 6, the Company shall indemnify and hold harmless the undersigned, the officers and directors of the undersigned and each director or officer of any person or entity who controls the undersigned, each underwriter of such Registrable Shares and each other person or entity who controls the undersigned or such underwriter within the meaning of the Securities Act (collectively, the "Subscriber Indemnitees"), from and against any and all losses, claims, damages or liabilities, joint or several, to which any of the Subscriber Indemnitees, joint or several, may become subject under the Securities Act or the applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered or qualified under the Securities Act, or any amendment or supplement thereto, any preliminary prospectus or final prospectus contained therein, or any supplement thereto, or any document prepared and/or furnished to the undersigned incident to the registration or qualification on any Registrable Shares, or (y) the omission or alleged omission to state in any Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (z) any violation by the Company of the Securities Act or state securities or "blue sky" laws applicable to the Company and relating to action or inaction required of the Company, in connection with such registration or qualification under such state securities or "blue sky" laws, and in each case shall reimburse the SubscriberIndemnitees for any legal or other expenses reasonably incurred by such Subscriber Indemnitees in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement in reliance upon and in conformity with information furnished to the Company through an instrument duly executed by such Subscriber Indemnitees; and provided further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in such Registration Statement, which untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the Registration Statement and such Subscriber Indemnitee thereafter fails to deliver or cause to be delivered such Registration Statement as so amended or supplemented prior to or concurrently with the sale of the Registrable Shares to the person asserting such loss, claim, damage or liability (or actions in respect thereof) or expense after the Company has furnished the undersigned with the same.

                    (ii) In the event of the Registration or qualification of any Registrable Shares under the Securities Act pursuant to the provisions of this section 6, the undersigned shall severally and not jointly indemnify and hold harmless the Company, each person who controls the Company within the meaning of the Securities Act, each officer and director of the Company and any other selling holder from and against any losses, claims, damages or liabilities to which the Company, such controlling person, any such officer or director or any other selling holder may become subject under the Securities Act or the applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered or qualified under the Securities Act, or any amendment or supplement thereto, or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the undersigned specifically for use in preparation thereof, and in each case shall reimburse the Company, such controlling person, each such officer or director and any other selling holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof).

                    (iii)     Promptly after receipt by a person
          entitled to indemnification under this section (e) (an "Indemnified Party") of notice of the commencement of any action or claim relating to any Registration Statement filed under the provisions of this section 6 or as to which indemnity may be sought hereunder, such Indemnified Party shall, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an "Indemnifying Party"), give written notice to such Indemnifying Party of the commencement of such action or claim, but the omission so to notify the Indemnifying Party will not relieve such person from any liability that such person may have to any Indemnified Party otherwise than pursuant to the provisions of this section (e) and shall also not relieve the Indemnifying Party of such party's obligations under this section (e), except to the extent that the omission so to notify results in the Indemnifying Party being damaged solely as a result of the failure to give timely notice. In case any such action is brought against an Indemnified Party, and such party notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled (at such party's own expense) to participate in and, to the extent that the Indemnifying Party may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense, with counsel satisfactory to such Indemnified Party, of such action and/or to settle such action and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than the reasonable cost of investigation; provided, however, that no Indemnifying Party and no Indemnified Party shall enter into any settlement agreement that would impose any liability on such other party or parties without the prior ritten consent of such other party or parties, unless such other party or parties are fully indemnified to such party's satisfaction, as the case may be, against any such liability.

                    (iv) If for any reason the indemnification provided for in this section 6 is unavailable to an Indemnified Party or is insufficient to hold it harmless as contemplated by this section 6, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     7.  Right of Redemption.

          (a) Notwithstanding anything in this Subscription Agreement or the Certificate of Designation to the contrary, the Company shall have the right in its sole discretion to redeem in whole or in part for cash (i) any shares of Series D Preferred Stock for which Notice of Conversion has been given by the holder thereof at a Conversion Price below $5.00 or (ii) any or all of the shares of Series D Preferred Stock if the Registration Statement covering the Registrable Shares shall not have been declared effective by the Required Effective Date (as defined in Section 4(c) of the Certificate of Designation). In the case of clause (i) of this Section 7(a), if the Company elects to redeem some, but not all, of the shares of Series D Preferred Stock pursuant to the terms hereof, the Company shall redeem from among the shares of Series D Preferred Stock submitted by the various holders thereof for conversion on the applicable date, a pro-rata amount from each such holder so submitting shares of Series D Preferred Stock for conversion. In the case of clause (ii), if the Company elects to redeem some, but not all, of the shares of Series D Preferred Stock pursuant to the terms hereof, the Company shall redeem such number of shares of Series D Preferred Stock as it has elected to redeem from the various holders thereof on a pro rata basis.

               (b) In the event that the Company exercises its right to redeem set forth in Section 7(a)(i), the Company shall effect each such redemption by giving notice of its election to redeem, by facsimile within one (1) business day following receipt of a Notice of Conversion from the undersigned, with a copy by overnight courier. In the event that the Company exercises its right to redeem set forth in
     Section 7(a)(ii), the Company shall effect each such redemption by giving notice of its election to redeem by overnight courier. Such notices shall be sent to the undersigned at the address and/or facsimile number of the undersigned appearing in the Company s stock transfer ledger. Such redemption notice shall indicate whether the Company will redeem all or part of the Shares and the applicable redemption price. The Company shall not be entitled to send any notice of redemption and begin the redemption procedure unless it has the full amount of the redemption price in cash, available in a demand or other immediately available account in a bank or similar financial institution on the date the redemption notice is sent to shareholders. Failure by the Company to deliver the notice within one business day following receipt of a Conversion Notice shall be deemed to be a waiver of the Company's redemption right.

               (c)  The redemption price per Share shall be
     determined as follows:

                    (i)  In the event that the Company exercises
     its right to redeem set forth in Section 7(a)(i), the redemption price per Share shall be equal to the Stated Value of the Shares being redeemed, together with all accrued and unpaid dividends thereon multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the percentage set forth in clause (ii) of the definition of the "Conversion Price", as defined in paragraph 4(c) of the Certificate of Designation, as such percentage may be modified from time to time in accordance with the terms of paragraph 4(c).

                    (ii) In the event that the Company exercises its right to redeem set forth in Section 7(a)(ii), the redemption price per Share shall be equal to the sum of the Stated Value of each Share being redeemed and the greater of
     (i) two-thirds (2/3) of the Return per Share and (ii) twenty five percent (25%) of the Stated Value per Share. For purposes of this Agreement, "Return Per Share" shall mean (A) the product of (x) a fraction the numerator of which is the Closing Mid Price and the denominator of which is the Conversion Price and (y) the sum of the Stated Value per Share and accrued and unpaid dividends thereon, if any minus (B) the Stated Value per Share. For purposes of this Section 7(c), the term Closing Mid Price" shall mean the average of the mean between the closing bid and closing ask prices for the Company s Common Stock as reported by NASDAQ for the five trading days immediately preceding the day the Company notifies the undersigned that it has elected its right to redeem.

               By way of example, assume the following:

               The Registration Statement shall not have been declared effective on the 181st day after the Required Effective Date (as defined in the
               Certificate of Designation).

               Scenario 1.

               The Closing Mid Price is $6.25

               The Closing Bid Price (as defined in the
               Certificate of Designation) is $6.00

               The Conversion Price would be $3.84
               = $6.00 x 64% [80% - 16% additional discount as a result of the Registration Statement being effective more than 181 days beyond the Required
               Effective Date].

               The Redemption Price would be $1,489.98
               = $1,000 + [($6.25/$3.84 x ($1,000 + $65.97)) -
               $1,000] x 2/3.

               Scenario 2.

               The Closing Mid Price is $12.50

               The Closing Bid Price is $12.00

               The Conversion Price would be $6.30
               = $7.50 x 84% [the additional discount as a result of the Registration Statement being effective more than 181 days beyond the Required Effective Date].

               The redemption price would be $1,743.35
               = $1,000 + [($12.50/$6.30 x ($1,000 + $65.97)) -
               $1,000] x 2/3.

               (d) The redemption price shall be paid to the undersigned within two (2) business days of the delivery of the notice of such redemption to the undersigned; provided, however, that the Company shall not be obliged to deliver any portion of such redemption price unless either the certificates evidencing the Shares redeemed are delivered to the Company or its transfer agent, or the undersigned notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement or bond, if requested by the Company, satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

     8.   Put Right.

               (a) In the event that a Registration Statement is declared effective under the Securities Act but shall not cover the resale of all of the Registrable Shares in a Registration Statement, with respect to those Conversion Shares which are not covered by the Registration Statement (the "Uncovered Conversion Shares") and which could otherwise have been publicly sold in accordance with the terms hereof from time to time, the undersigned shall have the right to require the Company to redeem (the "Put Right"), and the Company shall have the obligation to redeem solely out of funds legally available therefor and otherwise in accordance with the Company s Certificate of Incorporation and Section 160 of the General Corporation Law of the State of Delaware, such number of Shares which would be convertible into Uncovered Conversion Shares as the undersigned may request (the "Put Shares").

               (b) In the event that the undersigned exercises his or its Put Right, the undersigned shall so notify the Company by facsimile, with a copy by overnight courier (the "Put Notice"). The Put Notice shall indicate the number of Put Shares to be redeemed. The applicable redemption price per Put Share shall be determined in accordance with paragraph 7(c)(i) hereof.

               (c) The redemption price per Share shall be paid to the undersigned within two (2) business days of the delivery by the undersigned of the Put Shares or, in the event the undersigned notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed, within two (2) business days after the undersigned executes an agreement or bond, if requested by the Company, satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

          9. Miscellaneous.

               (a) This Subscription Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned's heirs, executors, administrators, successors and permitted assigns.

               (b) This Subscription Agreement has been duly and validly authorized, executed and delivered by the undersigned and constitutes the valid, binding and enforceable agreement of the undersigned. If this Subscription Agreement is being completed on behalf of a corporation, partnership or trust, it has been completed and executed by an authorized corporate officer, general partner or trustee.

               (c) This Subscription Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and together supersede all prior discussions or agreements in respect thereof.

               (d)  Within five (5) days after receipt of a
     written request from the Company, the undersigned agrees to provide such information, to execute and deliver such documents and to take, or forbear from taking, such actions or provide such further assurances as reasonably may be necessary to correct any errors in documentation, to comply with any and all laws to which the Company is subject.

               (e) The Company shall be notified immediately of any change in any of the information contained above occurring prior to the undersigned's purchase of the Shares or at any time thereafter for so long as the undersigned is a holder of the Shares.

               (f) This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute a single document.


                    [signature page follows]


          IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ____ day of ___________, 1996.

Subscription
Amount:____________


                              (Signature of Subscriber)

                              Print or Type Name
                              Social Security
                              or Taxpayer
                              Identification No.
                              U.S. Citizen
                              __________Yes  __________No
                              Residence or Business Address:

                              Street

                              City        State  Zip Code

                              Mailing Address (if different
                              from Residence or Business
                              Address):

                              Street

                              City        State   Zip Code


ACCEPTED AND AGREED TO:
FLORIDA GAMING CORPORATION
By:
Name:
Title:
Date:               , 1996